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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of Nuvelo, Inc. of our report dated February 13, 2002, except for
Note 20, as to which the date is November 25, 2002, relating to the financial statements of Variagenics, Inc., which report appears in the joint proxy statement/prospectus in the Registration Statement on Form S-4/A filed by Hyseq, Inc. with the Securities and Exchange Commission on December 13, 2002


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 14, 2003